UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-0957421
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California 90024 (310) 571-9800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This amendment no. 1 to registration statement on Form 8-A/A is filed with the Securities and Exchange Commission (the “Commission”) in connection with the completion on August 20, 2015 of Rentech, Inc.’s (the “Registrant”) one-for-ten reverse stock split (the “Reverse Split”) of its issued and outstanding shares of common stock (the “Common Stock”), together with a corresponding and proportionate reduction in the total number of shares of the Registrant’s authorized Common Stock. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the Registrant has restated in its entirety the only item of its originally filed Form 8-A affected by this amendment.

Item 1. Description of Registrant’s Securities to be Registered.

The securities registered hereby are shares of the Registrant’s Common Stock. The information required by this Item 1 is hereby incorporated by reference to the information set forth under the caption “Description of Common Stock” in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-189873) filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Commission on July 9, 2013, except that the reference in the first paragraph under such caption to the number of authorized shares of the Registrant’s Common Stock is hereby deemed to be updated and amended to reduce, as a result of the Reverse Split, from 450,000,000 to 45,000,000 the total number of shares of Common Stock stated therein as authorized under the Registrant’s Amended and Restated Articles of Incorporation, as amended. The description of the Common Stock included in any form of prospectus supplement subsequently filed by the Registrant pursuant to Section 424(b) of the Securities Act shall also be deemed to be incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RENTECH, INC.

Date: August 26, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel

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